UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant   [x]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[x]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12


                          Stillwater Mining Company
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)        Title of each class of securities to which
                    transaction applies:
                        Common Stock, par value $0.01 per share
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         (2)        Aggregate number of securities to which transaction applies:

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         (3)        Per unit price or other underlying value of transaction
                    computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)        Proposed maximum aggregate value of transaction:

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         (5)        Total fee paid:

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[  ]     Fee paid previously with preliminary materials:
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)        Amount Previously Paid:

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         (2)        Form, Schedule or Registration Statement No.:

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         (3)        Filing Party:

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         (4)        Date Filed:

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________________________________________________________________________________
                  As filed with the Commission on May 2, 2003


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FOR IMMEDIATE RELEASE:   May 2, 2003

CONTACT:           John W. Pearson                   Simon Coope
                   Stillwater Mining Company         Mackenzie Partners, Inc.
                   406-322-8742                      212-929-5500 or
                                                     800-322-2885


                          STILLWATER MINING ANNOUNCES
                        MAILING OF PROXY STATEMENT AND
           GERMAN ANTITRUST CLEARANCE OF NORILSK NICKEL TRANSACTION

COLUMBUS, MONTANA - STILLWATER MINING COMPANY (NYSE:SWC) announced today that the Company has filed a definitive proxy statement regarding the special meeting of stockholders to consider the Norilsk Nickel transaction. The special meeting of stockholders of Stillwater Mining Company will be held on Monday, June 16, 2003 at 10:00 a.m. (Mountain Time) at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado for stockholders of record as of April 28, 2003. The definitive proxy statement and proxy card will be mailed to stockholders beginning the week of May 5th, 2003.

Additionally, the Company has received approval from the German Federal Cartel Office under the German Act Against Restraints on Competition for the Norilsk Nickel transaction to proceed.

Stillwater Chairman and Chief Executive Officer, Francis R. McAllister said, "With the passing of these two significant steps, I am pleased we are now able to mail the final proxy statement so our shareholders can vote on this significant transaction. The Company and Norilsk are diligently responding to the FTC requests for information and we anticipate to finalize that review by the end of June 2003. I encourage all our shareholders to carefully read the proxy materials which they will receive as they will contain important information concerning the Company, the transaction and the voting procedures."

Stillwater Mining Company is the only U.S. producer of palladium and platinum and the only significant primary producer of platinum group metals outside of South Africa. The Company is traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its web site: www.stillwatermining.com.
                           _________________________

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking and, therefore, involve uncertainties or risks that could cause actual results to differ materially from projected results. Such forward-looking statements include comments regarding achieving production goals, commencement of commercial operations at the East Boulder mine, a higher grade ore zone, supply and demand and market prices for palladium and platinum and the potential effect of lower PGM prices. Factors that could cause actual results to differ materially include price volatility of palladium and platinum, the operational and financial difficulties of commencing and sustaining commercial operations at a new mine, risk of cost overruns, inaccurate forecasts, problems with productivity, unexpected events during expansion or development, fluctuations in ore grade, tons mined, crushed or milled, economic and political events affecting supply and demand for platinum and palladium, ability to access bank or other financing, economic developments affecting the capital markets, dependence on a few customers, labor difficulties, inadequate insurance coverage, government regulations, property title uncertainty, amounts and prices of the Company's forward metals sales under hedging and supply contracts, complexity of processing platinum group metals, difficulty of estimating reserves accurately, dependence on a single mine, geological, technical, mining or processing problems, and availability and cost of electricity. These and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Descriptions of events relating to the palladium and platinum markets are not intended to be complete, and readers are advised to obtain their own information and advice regarding commodities markets. The Company disclaims any obligation to update forward-looking statements.


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